As filed with the Securities and Exchange Commission on September 13, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

US FOODS HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0347906
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(847) 720-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kristin M. Coleman, Esq.

Executive Vice President, General Counsel and Chief Compliance Officer

US Foods Holding Corp.

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(847) 720-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John P. Kelsh, Esq.

Sidley Austin LLP

1 South Dearborn Street

Chicago, IL 60603

Telephone: (312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	(1)	(1)(2)	(1)(2)	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II(E). We are registering an indeterminate number of shares of common stock, which may be offered by any selling stockholders from time to time in unspecified numbers and at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee with respect to the securities that may be offered in connection with this Registration Statement.

PROSPECTUS

US FOODS HOLDING CORP.

Common Stock

By this prospectus, certain of our stockholders (the “selling stockholders”) may offer, from time to time in one or more transactions, shares of our common stock, par value $0.01 per share (“common stock”).

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders, but we may bear a portion of the expenses of the offering of such common stock.

The selling stockholders may offer shares of common stock in amounts, at prices, and on terms determined at the time of offering, which may be sold on a continuous or delayed basis. The specific plan of distribution for any shares of common stock to be offered will be provided in a supplement to this prospectus. If agents, underwriters, or dealers are used to sell any shares of common stock, a prospectus supplement will name them and describe their compensation. We may also provide investors with a free writing prospectus that includes this information.

This prospectus may not be used to offer to sell any shares of our common stock unless accompanied by a prospectus supplement. The prospectus supplement or a free writing prospectus may add, update, or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus, together with the documents incorporated by reference herein and therein, before you make an investment decision.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “USFD.” On September 12, 2017, the closing sales price of our common stock as reported on the NYSE was $27.70 per share.

Investing in our common stock involves risk. You should consider the risk factors referred to on page 4 of this prospectus.

None of the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 13, 2017

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, one or more selling stockholders may sell our common stock from time to time in one or more offerings or resales. This prospectus provides you with a general description of the common stock that one or more selling stockholders may offer. Each time our common stock is offered, a supplement to this prospectus will be provided, and we may also provide you with a free writing prospectus, that contains information about the specific terms of that offering, including the names of the selling stockholders and the prices at which the shares of our common stock are sold. The supplement and any free writing prospectus may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares of our common stock, you should read carefully both this prospectus and the applicable prospectus supplement, together with the documents incorporated or deemed incorporated by reference herein (as described below under the heading “Incorporation by Reference”) and therein, any free writing prospectus we may file with the SEC, and the additional information described below under the heading “Where You Can Find More Information.”

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to, or incorporated by reference in, the registration statement for a complete description. See “Incorporation by Reference.” The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement and the other information to which we refer you. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to (i) the “Company,” “US Foods,” “we,” “our,” or “us” refer to US Foods Holding Corp. and its consolidated subsidiaries and (ii) the “Sponsors” refer to investment funds associated with Clayton, Dubilier & Rice, LLC and its affiliates and Kohlberg Kravis Roberts & Co. L.P. and its affiliates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” “mission,” “strive,” “more,” “goal,” or similar expressions. The statements are based on assumptions that we have made, based on our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments, and other factors we think are appropriate. We believe these judgments are reasonable. However, you should understand that these statements are not guarantees of performance or results. Our actual results could differ materially from those expressed in the forward-looking statements.

There are a number of risks, uncertainties, and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements included or incorporated by reference in this prospectus. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties, and factors described or referred to under the “Risk Factors” section of this prospectus, under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q incorporated by reference herein and the following risks, uncertainties, and factors:

•	Our ability to remain profitable during times of cost inflation / deflation, commodity volatility, and other factors

•	Industry competition and our ability to successfully compete

•	Our reliance on third-party suppliers, including the impact of any interruption of supplies or increases in product costs

•	Risks related to our indebtedness, including our substantial amount of debt, our ability to incur substantially more debt, and increases in interest rates

•	Restrictions and limitations placed on us by our agreements and instruments governing our debt

•	Any change in our relationships with group purchasing organizations

•	Any change in our relationships with long-term customers

•	Our ability to increase sales to independent restaurant customers

•	Our ability to successfully consummate and integrate future acquisitions

•	Our ability to achieve the benefits that we expect from our cost savings initiatives

•	Shortages of fuel and increases or volatility in fuel costs

•	Any declines in the consumption of food prepared away from home, including as a result of changes in the economy or other factors affecting consumer confidence

•	Liability claims related to products we distribute

•	Our ability to maintain a good reputation

•	Costs and risks associated with labor relations and the availability of qualified labor

•	Changes in industry pricing practices

•	Changes in competitors’ cost structures

•	Our ability to retain customers not obligated by long-term contracts

•	Environmental, health, and safety costs

•	Costs and risks associated with current and changing government laws and regulations, including environmental, health, safety, food safety, transportation, labor and employment laws and regulations

•	Technology disruptions and our ability to implement new technologies

•	Costs and risks associated with a potential cybersecurity incident

•	Our ability to manage future expenses and liabilities associated with our retirement benefits and multiemployer pension plans

•	Disruptions to our business caused by extreme weather conditions

•	Costs and risks associated with litigation

•	Changes in consumer eating habits

•	Costs and risks associated with our intellectual property protections

•	Risks associated with potential infringements of the intellectual property of others

For a more detailed discussion of these factors, see the information under the heading “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference herein and in other filings we make with the SEC. All forward-looking statements made in this prospectus and the documents incorporated by reference herein are qualified by these cautionary statements. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein speak only as of the date of this prospectus or of such document incorporated by reference herein. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. We undertake no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. Accordingly, readers of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

OUR COMPANY

US Foods is among America’s great food companies and one of only two foodservice distributors with a national footprint in the United States. We are the second largest foodservice distributor in the United States with a 2016 market share of approximately 8%. The U.S. foodservice distribution industry is large, fragmented, and growing, with total industry sales of approximately $285 billion in 2016 according to Technomic (August 2017).

Our mission is to be First In Food. We strive to inspire and empower chefs and foodservice operators to bring great food experiences to consumers. This mission is supported by our strategy of Great Food. Made Easy. This strategy centers on providing a broad and innovative offering of high-quality products to our customers, as well as a comprehensive suite of industry-leading e-commerce, technology, and business solutions.

We have significant scale and an efficient operating model. We supply approximately 250,000 customer locations nationwide. These customer locations include independently owned single and multi-unit restaurants, regional restaurant concepts, national restaurant chains, hospitals, nursing homes, hotels and motels, country clubs, government and military organizations, colleges and universities, and retail locations. We provide approximately 350,000 fresh, frozen, and dry food stock-keeping units, or SKUs, as well as non-food items, sourced from approximately 5,000 suppliers. Our more than 4,000 sales associates manage customer relationships at local, regional, and national levels. They are supported by sophisticated marketing and category management capabilities, as well as a sales support team that includes world-class chefs and restaurant operations consultants. Our extensive network of over 60 distribution centers and fleet of approximately 6,000 trucks allow us to operate efficiently and provide high levels of customer service.

Our principal executive offices are located at 9399 W. Higgins Road, Suite 500, Rosemont, IL 60018. The telephone number at our principal executive office is (847) 720-8000. Our website address is http://www.usfoods.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your investment decision.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully read and consider the risks and uncertainties set forth under the heading “Risk Factors” in the applicable prospectus supplement and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which information is incorporated by reference herein), as well as the other information contained or incorporated by reference or deemed incorporated by reference in this prospectus or in the applicable prospectus supplement, before you decide whether to purchase our common stock. See “Where You Can Find More Information” elsewhere in this prospectus. If any of the those risks actually occur, our business, financial position, results of operations, or cash flows could be materially adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. The risks described are not the only ones we face. The occurrence of any of those risks or future or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial position, results of operations, or cash flows.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of common stock offered by any selling stockholder, but we may bear a portion of the expenses of the offering of such common stock.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. See the section of this prospectus titled “Where You Can Find More Information.”

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation Law (the “DGCL”). Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. Unless our Board of Directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of our common stock are entitled:

•	to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;

•	to receive, on a pro rata basis, dividends and distributions, if any, that the Board of Directors may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and

•	upon our liquidation, dissolution, or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

Our ability to pay dividends on our common stock is subject to our subsidiaries’ ability to pay dividends to us, which is, in turn, subject to the restrictions set forth in our existing debt agreements and which may be limited by the agreements governing other indebtedness we or our subsidiaries incur in the future.

The holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption, or sinking fund rights. The common stock is not subject to future calls or assessments by us. The rights and privileges of the holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described in “— Preferred Stock” below.

As of September 12, 2017, we had 224,368,299 shares of common stock outstanding and 23,957 holders of record of common stock.

Preferred Stock

Under our amended and restated certificate of incorporation, our Board of Directors has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences, and the relative participating, optional, or other special rights and qualifications, limitations, and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series. Because the Board of Directors has the power to establish the preferences and rights of the shares of any series of preferred stock, it may afford holders of any preferred stock preferences, powers, and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of the common stock and could delay, discourage, or prevent a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.

As of September 12, 2017, no shares of our preferred stock were outstanding.

Annual Stockholder Meetings

Our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time, and place, if any, as exclusively selected by our Board of Directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law

The provisions of our amended and restated certificate of incorporation and amended and restated bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which could result in an improvement of their terms.

Classified Board of Directors. The terms of our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board of Directors will be divided into three classes, as nearly equal in number as possible, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation provides that the number of directors will be between 2 and 15 and the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our amended and restated certificate of incorporation also provides that, subject to any rights of holders of preferred stock and any applicable terms of the stockholders agreement we entered into with the Sponsors, dated as of June 1, 2016 (the “Amended and Restated Stockholders Agreement”), and except as otherwise provided in any bylaw, any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office, except with respect to any vacancy of a Sponsor-designated director, in which case such Sponsor will have the right to designate a new director for election by a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Our classified Board of Directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Special Meetings of Stockholders. Our amended and restated certificate of incorporation provides that, subject to the rights of holders of preferred stock and the requirements of applicable law, a special meeting of stockholders may be called only by or at the direction of our Board of Directors pursuant to a resolution adopted by a majority of our Board of Directors. Stockholders are not permitted to call a special meeting.

No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation provides that stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent in lieu of a meeting.

Removal of Directors. Our amended and restated certificate of incorporation provides that, subject to any rights of holders of preferred stock and any applicable terms of the Amended and Restated Stockholders Agreement, directors may be removed with or without cause at any time upon the affirmative vote of holders of at least a majority of the votes to which all the stockholders would be entitled to cast in any election of directors until the Sponsors no longer collectively beneficially own (directly or indirectly) more than 25% of the outstanding shares of our common stock in the aggregate. After such time, directors may be removed from office only for cause and only upon the affirmative vote of holders of at least 75% of the votes which all the stockholders would be entitled to cast in any election of directors.

Stockholder Advance Notice Procedure. Our amended and restated bylaws establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our Corporate Secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices neither fewer than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or more than 70 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to our Secretary (x) neither earlier than 90 days nor more than 120 days prior to the meeting, or (y) neither later than the 10th day following the day on which a public announcement of the date of the such meeting is first made by us nor more than 120 days prior to the meeting.

Amendments to Certificate of Incorporation and Bylaws. The DGCL generally provides that the affirmative vote of a majority of the outstanding stock entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our amended and restated certificate of incorporation provides that specified provisions of our amended and restated certificate of incorporation may not be amended, altered, or repealed unless the amendment is approved by the affirmative vote of the holders of at least 75% of the outstanding shares of our common stock then entitled to vote generally in the election of directors, voting together as a single class, including the provisions governing the liability and indemnification of directors, corporate opportunities, the elimination of stockholder action by written consent, and the prohibition on the rights of stockholders to call a special meeting.

In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that our amended and restated bylaws may be amended, altered, or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the Board of Directors, or by the affirmative vote of the holders of at least 75%, of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders, voting together as a single class.

These provisions make it more difficult for any person to remove or amend any provisions in our amended and restated certificate of incorporation and amended and restated bylaws that may have an anti-takeover effect.

Section 203 of the Delaware General Corporation Law. In our amended and restated certificate of incorporation, we elect not to be governed by Section 203 of the DGCL, as permitted under and pursuant to subsection (b)(3) of Section 203, until the first date that the Sponsors no longer beneficially own (directly or indirectly) any of our outstanding shares of common stock. After such date, we will be governed by Section 203. Section 203, with specified exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include the following:

•	any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with the interested stockholder, or with any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the interested stockholder and certain other conditions are met;

•	any sale, lease, exchange, mortgage, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder, subject to certain conditions;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series of the corporation or any such subsidiary beneficially owned by the interested stockholder; and

•	any receipt by the interested stockholder of the benefit, directly or indirectly and subject to certain conditions, of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

An “interested stockholder” is any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of the outstanding voting stock of the corporation.

Limitations on Liability and Indemnification

Our amended and restated certificate of incorporation contains a provision permitted under the DGCL relating to the liability of directors. This provision eliminates a director’s personal liability to the fullest extent permitted by the DGCL for monetary damages resulting from a breach of fiduciary duty; provided that such provision will not eliminate or limit a director’s liability for:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	Section 174 of the DGCL (unlawful dividends); or

•	any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. This provision, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. This provision will not alter a director’s liability under federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our amended and restated bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees, and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions and exceptions, and to advance funds to our directors and officers to enable them to defend against such proceedings.

We have entered into an indemnification agreement with each of our directors. The indemnification agreements provide our directors with contractual rights to the indemnification and expense advancement rights provided under our amended and restated bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that we, on our behalf and on behalf of our subsidiaries, renounce and waive any interest or expectancy in, or in being offered an opportunity to participate in, corporate opportunities, that are from time to time presented to the Sponsors, or their respective officers, directors, agents, stockholders, members, partners, affiliates, or subsidiaries, even if the opportunity is one that we or our subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of the Sponsors or their respective agents, stockholders, members, partners, affiliates, or subsidiaries will generally be liable to us or any of our subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues, acquires, or participates in such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us or our subsidiaries. Stockholders are deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless our Company consents in writing to an alternate forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by our directors, officers, employees, agents, or stockholders, (iii) any action asserting a claim against us or any director, officer, employee, agent, or stockholder arising under the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws, or (iv) any action asserting a claim against us or any director, officer, employee, agent, or stockholder that is governed by the internal affairs doctrine. It is possible that a court could rule that this provision is not applicable or is unenforceable. We may consent in writing to alternative forums. Stockholders are deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “USFD.”

SELLING STOCKHOLDERS

Information about the selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference herein.

PLAN OF DISTRIBUTION

The selling stockholders may sell the shares of common stock offered under this prospectus in one or more of the following ways (or in any combination) from time to time:

•	to or through underwriters;

•	in “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through market makers or into an existing market for the shares;

•	through agents;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as a principal to facilitate the transaction;

•	by purchasers by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in other transactions through brokers or dealers;

•	directly to purchasers, including through a specific bidding, auction, or other process or in privately negotiated transactions;

•	in short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	through the distribution by any selling stockholder to its partners, members or shareholders;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities; or

•	through any other method permitted by applicable law and described in the relevant prospectus supplement.

Registration of shares of our common stock covered by this prospectus does not mean that those securities necessarily will be offered or sold.

To the extent permitted by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of common stock by the selling stockholders may include the following information to the extent required by law:

•	the name or names of the selling stockholders and the amounts to be sold by them;

•	the terms of the offering;

•	any delayed delivery arrangements;

•	the names of any underwriters, agents, brokers or dealers;

•	the purchase price of the shares of common stock and the proceeds to be received from the sale;

•	any discounts or commissions and other items constituting underwriters’, brokers’ or agents’ compensation;

•	any options under which the underwriters may purchase additional shares from us and/or the selling stockholders;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	other material terms of the offering.

The selling stockholders may distribute the shares of common stock from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices relating to such prevailing market prices; or

•	negotiated prices.

If underwriters are used in the sale, such underwriters will acquire the shares of common stock for their own account. The underwriters may resell the shares of common stock in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The shares of common stock may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the shares of common stock will be subject to certain conditions. The underwriters will be obligated to purchase all the shares of common stock offered if any of the shares are purchased.

The selling stockholders may sell the shares of common stock through agents or dealers designated by us or them. Any agent or dealer involved in the offer or sale of the shares of common stock for which this prospectus is delivered will be named, and any commissions payable to that agent or dealer by the selling stockholders will be set forth, in the prospectus supplement. The selling stockholder may engage in “at the market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase the shares of common stock from the selling stockholders as principal and may resell those shares of common stock at varying prices to be determined by the dealer.

Underwriters, dealers, or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

Underwriters, dealers, and agents that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions, or fees received by them from the selling stockholders and any profit on the resale of the shares of common stock sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.

We or the selling stockholders may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make, and to reimburse them for certain expenses.

Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the shares of our common stock may engage in transactions with and perform other services for us and the selling stockholders in the ordinary course of their business for which they receive customary compensation. If at the time of any offering made under this prospectus a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

In order to facilitate the offering of shares of common stock, any underwriters or agents, as the case may be, involved in the offering of such shares may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our common stock for their own account. In addition, to cover overallotments or to stabilize the price of our common stock, the underwriters or agents, as the case may be, may bid for, and purchase, shares of common stock in the open market. Finally, in any offering of shares of common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such shares in the offering if the syndicate repurchases previously distributed shares of common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our common stock above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling stockholders may solicit offers to purchase shares of common stock directly from, and they may sell such shares directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common stock, which is listed on the NYSE under the symbol “USFD.”

The selling stockholders may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase shares of common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the selling stockholders pay for solicitation of these contracts.

From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares they own. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be a selling stockholder. The number of the selling stockholders’ shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, the selling stockholders may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with such selling stockholders, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

The selling stockholders may elect to make a pro rata in-kind distribution of the shares of common stock to their members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder which is an individual may make gifts of shares of our common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

Any selling stockholder is subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the common stock offered in this prospectus by such selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of such selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities for the common stock being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities for the common stock.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The selling stockholders may transfer shares of common stock in ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer. The selling stockholders may also sell any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of the Company, incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 24, 2017 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended April 1, 2017 and for the fiscal quarter ended July 1, 2017;

•	our Current Reports on Form 8-K filed on January 12, 2017 (as amended by a Form 8-K/A filed on February 1, 2017) (other than with respect to Item 7.01), January 18, 2017 (other than with respect to Item 7.01), January 31, 2017, February 13, 2017, February 17, 2017, May 15, 2017 and May 18, 2017; and

•	the description of our common stock contained in the Registration Statement on Form 8-A filed on May 23, 2016, including any amendments or reports filed for the purposes of updating such description.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained, incorporated by reference or deemed incorporated by reference in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus. You should direct requests for those documents to US Foods Holding Corp., 9399 W. Higgins Road, Suite 500, Rosemont, IL 60018 (telephone: (847) 720-8000). Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to, or incorporated by reference in, the registration statement for a complete description.

We file annual, quarterly, and current reports and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement of which this prospectus forms a part and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain our filings with the SEC on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website for free via the “Investors” section at https://ir.usfoods.com/investors by selecting “SEC Filings” under “Financial Information.” The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the common stock registered hereby, other than underwriting discounts or commissions.

SEC registration fee	$	*
FINRA filing fee		$225,500
Printing fees and expenses	$	**
Legal fees and expenses	$	**
Blue sky fees and expenses	$	**
Accounting fees and expenses	$	**
Miscellaneous expenses	$	**

Total	$	*

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
**	These fees are calculated based on the number of issuances and amount of common stock offered and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be included in the applicable prospectus supplement or in one or more Current Reports on Form 8-K.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

US Foods Holding Corp. is incorporated under the laws of Delaware.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct, or knowingly violated a law, authorized the payment of a dividend, or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee, or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders, or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board of Directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions at any time within six years after paying such unlawful dividend or after such unlawful stock purchase or redemption. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

ITEM 16.	EXHIBITS

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference as if fully set forth herein.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rosemont, state of Illinois, on September 13, 2017.

US FOODS HOLDING CORP.

By:	/s/ Dirk J. Locascio
Name: Dirk J. Locascio
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pietro Satriano, Dirk J. Locascio, and Kristin M. Coleman, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities (including, without limitation, the capacities listed below), to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-facts and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 13, 2017.

Signature	Title

/s/ Pietro Satriano Pietro Satriano	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dirk J. Locascio Dirk J. Locascio	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ John C. Compton John C. Compton	Chairman of the Board of Directors

/s/ Court D. Carruthers Court D. Carruthers	Director

Signature	Title

/s/ Robert Dutkowsky Robert Dutkowsky	Director

/s/ John A. Lederer John A. Lederer	Director

/s/ Vishal Patel Vishal Patel	Director

/s/ Carl Andrew Pforzheimer Carl Andrew Pforzheimer	Director

/s/ Richard J. Schnall Richard J. Schnall	Director

/s/ Nathaniel H. Taylor Nathaniel H. Taylor	Director

/s/ David M. Tehle David M. Tehle	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1+	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37786) filed with the SEC on June 1, 2016

3.2	Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-37786) filed with the SEC on June 1, 2016

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Sidley Austin LLP (included as part of Exhibit 5.1)

23.3*	Consent of Technomic, Inc.

23.4*	Consent of Datassential, Inc.

24.1*	Power of Attorney (included on signature pages to this Registration Statement)

*	Filed herewith.
+	To be filed as an exhibit to a Current Report on Form 8-K or other filings incorporated herein by reference or to a post-effective amendment hereto, if applicable.